News Release
FOR IMMEDIATE RELEASE

Aflac Incorporated Announces Second Quarter Results,
Reports Second Quarter Net Earnings of $805 Million,
Declares Third Quarter Cash Dividend

COLUMBUS, Ga. - July 28, 2020 - Aflac Incorporated (NYSE: AFL) today reported its second quarter results.

Total revenues were $5.4 billion in the second quarter of 2020, compared with $5.5 billion in the second quarter of 2019. Net earnings were $805 million, or $1.12 per diluted share, compared with $817 million, or $1.09 per diluted share a year ago.

Net earnings in the second quarter of 2020 included pretax net investment losses of $166 million, or $0.23 per diluted share, compared with pretax net investment losses of $33 million, or $0.04 per diluted share a year ago. The net investment losses were driven by credit losses of $176 million, including a $161 million increase in general allowance for credit losses; losses from sales and redemptions of $52 million; an increase in the fair value of equity securities of $31 million; and gains from certain derivatives and foreign currency activities of $31 million.

The average yen/dollar exchange rate* in the second quarter of 2020 was 107.65, or 2.1% stronger than the average rate of 109.94 in the second quarter of 2019. For the first six months, the average exchange rate was 108.25, or 1.7% stronger than the rate of 110.09 a year ago.

Total investments and cash at the end of June 2020 were $142.2 billion, compared with $136.6 billion at June 30, 2019. In the second quarter, Aflac Incorporated repurchased $188 million, or 5.2 million of its common shares. At the end of June 2020, the company had 21.9 million remaining shares authorized for repurchase.

Shareholders’ equity was $29.4 billion, or $41.21 per share, at June 30, 2020, compared with $28.2 billion, or $38.14 per share, at June 30, 2019. Shareholders’ equity at the end of the second quarter included a net unrealized gain on investment securities and derivatives of $8.5 billion, compared with a net unrealized gain of $8.0 billion at June 30, 2019. Shareholders’ equity at the end of the second quarter also included an unrealized foreign currency translation loss of $1.5 billion, which is essentially unchanged compared to June 30, 2019. The annualized return on average shareholders’ equity in the second quarter was 11.5%.

Adjusted earnings* in the second quarter were $921 million, compared with $846 million in the second quarter of 2019, reflecting an increase of 8.9% driven primarily by a favorable Aflac U.S. benefit ratio. Adjusted earnings included a pretax variable investment loss of $7 million on alternative investments, which was $20 million below long-term return expectations. Adjusted earnings per diluted share* increased 13.3% to $1.28 in the quarter. The stronger yen/dollar exchange rate impacted adjusted earnings per diluted share by $0.01. Adjusted earnings per diluted share excluding the impact of foreign currency* increased 12.4% to $1.27.

For the first six months of 2020, total revenues were down 5.4% to $10.6 billion, compared with $11.2 billion in the first half of 2019. Net earnings were $1.4 billion, or $1.89 per diluted share, compared with $1.7 billion, or $2.32 per diluted share, for the first six months of 2019. Adjusted earnings for the first half of 2020 were $1.8 billion, or $2.49 per diluted share, compared with $1.7 billion, or $2.25 per diluted share, in 2019. Adjusted earnings included $1 million of pretax variable investment income on alternative investments, which was $25 million below long-term return expectations. Excluding the positive impact of $0.02 per share from the stronger yen/dollar exchange rate, adjusted earnings per diluted share increased 9.8% to $2.47 for the first six months of 2020.

Shareholders’ equity excluding AOCI* was $22.7 billion, or $31.75 per share at June 30, 2020, compared with $21.9 billion, or $29.54 per share, at June 30, 2019. The annualized adjusted return on equity excluding foreign currency impact* in the second quarter was 16.3%.

AFLAC JAPAN

In yen terms, Aflac Japan's net premium income was ¥339.9 billion for the quarter, or 2.5% lower than a year ago, mainly due to limited-pay products reaching paid-up status. Net investment income, net of amortized hedge costs*, increased 2.0% to ¥68.0 billion, primarily due to higher income from U.S. dollar denominated assets and lower hedge costs. Total revenues in yen declined 1.8% to ¥409.1 billion. Pretax adjusted earnings in yen for the quarter declined 1.2% on a reported basis. Pretax adjusted earnings decreased 0.3% on a currency-neutral basis. The pretax adjusted profit margin for the Japan segment was 22.0%, compared with 21.9% a year ago.

For the first six months, premium income in yen was ¥682.9 billion, or 2.3% lower than a year ago. Net investment income, net of amortized hedge costs, increased 3.0% to ¥137.8 billion. Total revenues in yen were down 1.4% to ¥823.2 billion. Pretax adjusted earnings were ¥183.1 billion, which is essentially flat compared with the prior year.

In dollar terms, net premium income was $3.2 billion in the second quarter, which is essentially flat compared with the prior year. Net investment income, net of amortized hedge costs, increased 3.9% to $633 million. Total revenues increased by 0.3% to $3.8 billion. Pretax adjusted earnings increased 1.0% to $839 million.

For the first six months, premium income in dollars was $6.3 billion, or 0.7% lower than a year ago. Net investment income, net of amortized hedge costs, increased 4.7% to $1.3 billion. Total revenues were up 0.2% to $7.6 billion. Pretax adjusted earnings were $1.7 billion, or 1.7% higher than a year ago.

For the quarter, new annualized premium sales (sales) for protection-type first sector and third sector products decreased 59.6% to ¥9.5 billion, and total sales decreased 58.8% to ¥9.8 billion, or $91 million. For the first six months, sales for protection-type first sector and third sector products decreased 44.8% to ¥23.1 billion, and total sales decreased 44.1% to ¥23.8 billion, or $220 million. This decrease reflects the impact of the COVID-19 pandemic in the quarter and strong Japan Post sales in the first half of 2019.

AFLAC U.S.

Aflac U.S. net premium income was essentially flat at $1.5 billion in the second quarter. Net investment income decreased 4.4% to $172 million as a result of the lower interest rate environment and ongoing capital management activity. Total revenues were up 0.9% to $1.7 billion, reflecting $26 million of other income, which was primarily derived from Argus third party administrative fees. Pretax adjusted earnings were $426 million, 26.0% higher than a year ago, primarily reflecting a decline of 11.7% in net benefits and claims. The pretax adjusted profit margin for the U.S. segment was 25.7%, compared with 20.6% a year ago.

For the first six months, premium income was $2.9 billion, which is essentially flat compared with the prior year. Net investment income decreased 2.5% to $348 million. Total revenues were up 1.9% to $3.3 billion, reflecting $54 million of other income primarily derived from Argus third party administrative fees. Pretax adjusted earnings were $752 million, or 13.8% higher than a year ago.

Aflac U.S. sales decreased 55.6% in the quarter to $161 million. For the first half of the year, total new sales decreased 31.2% to $484 million. These results reflect the impact of the ongoing COVID-19 pandemic, primarily in the second quarter of the year.

CORPORATE AND OTHER

For the quarter, total revenue increased 5.3% to $100 million, reflecting net investment income including amortized hedge income of $48 million. Net investment income including amortized hedge income increased $8 million compared with second quarter 2019, primarily driven by a $27 million pretax contribution from the company’s enterprise corporate hedging program. Pretax adjusted earnings were a loss of $30 million, compared with a loss of $26 million a year ago, primarily reflecting increased interest expense, partially offset by higher investment income from the corporate enterprise hedging program.

For the first six months of the year, total revenue increased 7.4% to $204 million, reflecting net investment income including amortized hedge income of $101 million. Net investment income including amortized hedge income increased $19 million, benefiting from a $56 million pretax contribution from the company's enterprise corporate hedging program. Pretax adjusted earnings were a loss of $28 million, compared with a loss of $45 million a year ago, primarily reflecting higher investment income from the corporate enterprise hedging program, partially offset by increased interest expense.

DIVIDEND

The board of directors declared the third quarter dividend of $0.28 per share, payable on September 1, 2020 to shareholders of record at the close of business on August 19, 2020.

OUTLOOK

Commenting on the company’s results, Chairman and Chief Executive Officer Daniel P. Amos stated: “As a result of the global COVID-19 pandemic, many people are facing the most challenging times of their lives now for various reasons, and our thoughts and prayers are with everyone affected. This includes individuals who are among the confirmed cases, people who are on the front lines fighting the spread of COVID-19, those who are providing essential services, including our own employees -- and everyone who is facing difficulties in one way or another. I never cease to be inspired by our management, employees and sales agents' passion and sense of purpose when it comes to delivering on our promise and compassionately helping our policyholders when they need it most. The safety and health of everyone with whom we do business is our greatest priority. We will get through this together.

"The environment created by COVID-19, which has included sheltering in place and social distancing, continues to impact our sales results both in the United States and Japan. We expect full-year sales results in both countries to be significantly affected, but we also see potential for a modest sales recovery in the second half of the year, contingent upon the pace of economic recovery. At the same time, we are seeing a temporary decline in the benefit ratio in the U.S. as consumers defer treatment, which led to favorable results in this quarter. However, economic conditions and claims activity within this environment remain uncertain in both the Japan and the U.S. as both countries address the pandemic.

"As always, we are committed to prudent liquidity and capital management. This includes maintaining strong capital ratios on behalf of our policyholders in both the U.S. and Japan and a tactical approach to capital allocation. In addition, we remain committed to defending and extending our 37-year track record of annual dividend increases and remain in the market repurchasing shares. At the same time, we are focused on integrating the growth investments we have made in our platform. By doing so, we look to emerge from this period in a continued position of strength and leadership."

*See Non-U.S. GAAP Financial Measures section for an explanation of foreign exchange and its impact on the financial statements and definitions of the non-U.S. GAAP financial measures used in this earnings release, as well as a reconciliation of such non-U.S. GAAP financial measures to the most comparable U.S. GAAP financial measures.

ABOUT AFLAC INCORPORATED
Aflac Incorporated (NYSE: AFL) is a Fortune 500 company, helping provide protection to more than 50 million people through its subsidiaries in Japan and the U.S., where it is a leading supplemental insurer by paying cash fast when policyholders get sick or injured. For more than six decades, insurance policies of Aflac Incorporated’s subsidiaries have given policyholders the opportunity to focus on recovery, not financial stress. Aflac Life Insurance Japan is the leading provider of medical and cancer insurance in Japan, where it insures 1 in 4 households. Fortune magazine recognized Aflac as one of the 100 Best Companies to Work for in America for 20 consecutive years. For 14 consecutive years, Aflac has been recognized by Ethisphere as one of the World's Most Ethical Companies. In 2020, Fortune included Aflac Incorporated on its list of World’s Most Admired Companies for the 19th time, and Bloomberg added Aflac Incorporated to its Gender-Equality Index, which tracks the financial performance of public companies committed to supporting gender equality through policy development, representation and transparency. To learn how to get help with expenses health insurance doesn’t cover, get to know us at aflac.com.

A copy of Aflac’s Financial Analysts Briefing (FAB) supplement for the quarter can be found on the “Investors” page at aflac.com.

Aflac Incorporated will webcast its quarterly conference call via the “Investors” page of aflac.com at 9:00 a.m. (ET) on Wednesday, July 29, 2020.

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

THREE MONTHS ENDED JUNE 30,	2020	2019	% Change
Total revenues	$5,407	$5,511	(1.9)%
Benefits and claims, net	2,897	2,964	(2.3)
Total acquisition and operating expenses	1,440	1,438	0.1
Earnings before income taxes	1,070	1,109	(3.5)
Income taxes	265	292
Net earnings	$805	$817	(1.5)%
Net earnings per share – basic	$1.12	$1.10	1.8%
Net earnings per share – diluted	1.12	1.09	2.8
Shares used to compute earnings per share (000):
Basic	717,889	745,153	(3.7)%
Diluted	719,764	748,849	(3.9)
Dividends paid per share	$0.28	$0.27	3.7%

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

SIX MONTHS ENDED JUNE 30,	2020	2019	% Change
Total revenues	$10,569	$11,168	(5.4)%
Benefits and claims, net	5,837	5,932	(1.6)
Total acquisition and operating expenses	2,943	2,885	2.0
Earnings before income taxes	1,789	2,351	(23.9)
Income taxes	419	606
Net earnings	$1,370	$1,745	(21.5)%
Net earnings per share – basic	$1.90	$2.33	(18.5)%
Net earnings per share – diluted	1.89	2.32	(18.5)
Shares used to compute earnings per share (000):
Basic	721,128	748,271	(3.6)%
Diluted	723,638	752,302	(3.8)
Dividends paid per share	$0.56	$0.54	3.7%

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED BALANCE SHEET
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AMOUNTS)

JUNE 30,	2020	2019	% Change
Assets:
Total investments and cash	$142,233	$136,597	4.1%
Deferred policy acquisition costs	10,222	10,128	0.9
Other assets	4,632	4,675	(0.9)
Total assets	$157,087	$151,400	3.8%
Liabilities and shareholders’ equity:
Policy liabilities	$109,103	$106,989	2.0%
Notes payable and lease obligations	7,771	6,231	24.7
Other liabilities	10,793	9,939	8.6
Shareholders’ equity	29,420	28,241	4.2
Total liabilities and shareholders’ equity	$157,087	$151,400	3.8%
Shares outstanding at end of period (000)	713,908	740,465	(3.6)%

NON-U.S. GAAP FINANCIAL MEASURES

This earnings release includes references to Aflac’s non-U.S. GAAP financial measures, adjusted earnings, adjusted earnings per diluted share, adjusted return on equity, amortized hedge costs/income, and adjusted book value. These measures are not calculated in accordance with U.S. GAAP. The measures exclude items that the company believes may obscure the underlying fundamentals and trends in insurance operations because they tend to be driven by general economic conditions and events or related to infrequent activities not directly associated with insurance operations. Management uses adjusted earnings, adjusted earnings per diluted share, and adjusted return on equity to evaluate the financial performance of Aflac’s insurance operations on a consolidated basis and believes that a presentation of these measures is vitally important to an understanding of the underlying profitability drivers and trends of Aflac’s insurance business. The company believes that amortized hedge costs/income, which are a component of adjusted earnings, measure the periodic currency risk management costs/income related to hedging certain foreign currency exchange risks and are an important component of net investment income. The company considers adjusted book value important as it excludes accumulated other comprehensive income (AOCI), which fluctuates due to market movements that are outside management’s control. Definitions of the company’s non-U.S. GAAP financial measures and reconciliations to the most comparable U.S. GAAP measures are provided below and in the following schedules.

Due to the size of Aflac Japan, where the functional currency is the Japanese yen, fluctuations in the yen/dollar exchange rate can have a significant effect on reported results. In periods when the yen weakens, translating yen into dollars results in fewer dollars being reported. When the yen strengthens, translating yen into dollars results in more dollars being reported. Consequently, yen weakening has the effect of suppressing current period results in relation to the comparable prior period, while yen strengthening has the effect of magnifying current period results in relation to the comparable prior period. A significant portion of the company’s business is conducted in yen and never converted into dollars but translated into dollars for U.S. GAAP reporting purposes, which results in foreign currency impact to earnings, cash flows and book value on a U.S. GAAP basis. Because foreign exchange rates are outside of management’s control, Aflac believes it is important to understand the impact of translating Japanese yen into U.S. dollars. Adjusted earnings, adjusted earnings per diluted share, and adjusted return on equity, all excluding current period foreign currency impact, are computed using the average yen/dollar exchange rate for the comparable prior year period, which eliminates fluctuations driven solely by yen-to-dollar currency rate changes. The average yen/dollar exchange rate is based on the published MUFG Bank, Ltd. telegraphic transfer middle rate (TTM).

The company defines the non-U.S. GAAP financial measures included in this earnings release as follows:

•
Adjusted earnings are adjusted revenues less benefits and adjusted expenses. The adjustments to both revenues and expenses account for certain items that cannot be predicted or that are outside management’s control.  Adjusted revenues are U.S. GAAP total revenues excluding net investment gains and losses, except for amortized hedge costs/income related to foreign currency exposure management strategies and net interest cash flows from derivatives associated with certain investment strategies. Adjusted expenses are U.S. GAAP total acquisition and operating expenses including the impact of interest cash flows from derivatives associated with notes payable but excluding any nonrecurring or other items not associated with the normal course of the company’s insurance operations and that do not reflect the company's underlying business performance. The most comparable U.S. GAAP measure is net earnings.

•
Adjusted earnings per share (basic or diluted) are the adjusted earnings for the period divided by the weighted average outstanding shares (basic or diluted) for the period presented. The most comparable U.S. GAAP measure is net earnings per share.

•
Adjusted return on equity excluding foreign currency impact is calculated using adjusted earnings excluding the current period foreign currency impact divided by average shareholders’ equity, excluding AOCI. The most comparable U.S. GAAP financial measure is return on average equity (ROE) as determined using net earnings and average total shareholders’ equity.

•
Amortized hedge costs/income represent costs/income incurred or recognized as a result of using foreign currency derivatives to hedge certain foreign exchange risks in the Company's Japan segment or in the Corporate and Other segment. These amortized hedge costs/income are estimated at the inception of the derivatives based on the specific terms of each contract and are recognized on a straight line basis over the term of the hedge. There is no comparable U.S. GAAP financial measure for amortized hedge costs/income.

•
Adjusted book value is the U.S. GAAP book value (representing total shareholders' equity), less AOCI as recorded on the U.S. GAAP balance sheet. The company considers adjusted book value important as it excludes AOCI, which fluctuates due to market movements that are outside management's control.

•
Adjusted book value per share is the adjusted book value at the period end divided by the outstanding common shares at the period end. The most comparable U.S. GAAP measure is total book value per share.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS[1]
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

THREE MONTHS ENDED JUNE 30,	2020	2019	% Change

Net earnings	$805	$817	(1.5)%

Items impacting net earnings:
Net investment (gains) losses	166	33
Other and non-recurring (income) loss	—	—
Income tax (benefit) expense on items excluded from adjusted earnings	(50)	(5)

Adjusted earnings	921	846	8.9%
Current period foreign currency impact [2]	(5)	N/A
Adjusted earnings excluding current period foreign currency impact [3]	$916	$846	8.3%

Net earnings per diluted share	$1.12	$1.09	2.8%

Items impacting net earnings:
Net investment (gains) losses	0.23	0.04
Other and non-recurring (income) loss	—	—
Income tax (benefit) expense on items excluded from adjusted earnings	(0.07)	(0.01)

Adjusted earnings per diluted share	1.28	1.13	13.3%
Current period foreign currency impact [2]	(0.01)	N/A
Adjusted earnings per diluted share excluding current period foreign currency impact [3]	$1.27	$1.13	12.4%

[1]	Amounts may not foot due to rounding.

[2]	Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.

[3]
Amounts excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS[1]
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

SIX MONTHS ENDED JUNE 30,	2020	2019	% Change

Net earnings	$1,370	$1,745	(21.5)%

Items impacting net earnings:
Net investment (gains) losses	614	(70)
Other and non-recurring (income) loss	15	1
Income tax (benefit) expense on items excluded from adjusted earnings	(196)	18

Adjusted earnings	1,803	1,695	6.4%
Current period foreign currency impact [2]	(14)	N/A
Adjusted earnings excluding current period foreign currency impact [3]	$1,789	$1,695	5.5%

Net earnings per diluted share	$1.89	$2.32	(18.5)%

Items impacting net earnings:
Net investment (gains) losses	0.85	(0.09)
Other and non-recurring (income) loss	0.02	—
Income tax (benefit) expense on items excluded from adjusted earnings	(0.27)	0.02

Adjusted earnings per diluted share	2.49	2.25	10.7%
Current period foreign currency impact [2]	(0.02)	N/A
Adjusted earnings per diluted share excluding current period foreign currency impact [3]	$2.47	$2.25	9.8%

[1]	Amounts may not foot due to rounding.

[2]	Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.

[3]
Amounts excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes.

RECONCILIATION OF U.S. GAAP BOOK VALUE TO ADJUSTED BOOK VALUE [1]
(UNAUDITED - IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

JUNE 30,	2020	2019	% Change
U.S. GAAP book value	$29,420	$28,241
Less:
Unrealized foreign currency translation gains (losses)	(1,469)	(1,455)
Unrealized gains (losses) on securities and derivatives	8,496	8,028
Pension liability adjustment	(277)	(209)
Total AOCI	6,750	6,364
Adjusted book value [2]	$22,670	$21,877
Add:
Unrealized foreign currency translation gains (losses)	(1,469)	(1,455)
Adjusted book value including unrealized foreign currency translation gains (losses) [3]	$21,201	$20,422

Number of outstanding shares at end of period (000)	713,908	740,465

U.S. GAAP book value per common share	$41.21	$38.14	8.0%
Less:
Unrealized foreign currency translation gains (losses) per common share	(2.06)	(1.96)
Unrealized gains (losses) on securities and derivatives per common share	11.90	10.84
Pension liability adjustment per common share	(0.39)	(0.28)
Total AOCI per common share	9.45	8.59
Adjusted book value per common share [4]	$31.75	$29.54	7.5%
Add:
Unrealized foreign currency translation gains (losses) per common share	(2.06)	(1.96)
Adjusted book value including foreign currency translation gains (losses) per common share [3]	$29.70	$27.58	7.7%

[1]	Amounts may not foot due to rounding.

[2]	Adjusted book value is the U.S. GAAP book value (representing total shareholder's equity), excluding AOCI (as recorded on the U.S. GAAP balance sheet).

[3]	Adjusted book value including unrealized foreign currency translation gains (losses) is adjusted book value plus unrealized foreign currency translation gains (losses).
4 Adjusted book value per share is the adjusted book value at the period ended divided by the ending outstanding common shares for the period presented. The most comparable U.S. GAAP measure is total book value per share.

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE [1]
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

THREE MONTHS ENDED JUNE 30,	2020	2019
Net earnings - U.S. GAAP ROE [2]	11.5%	12.0%
Impact of excluding unrealized foreign currency translation gains (losses)	(0.8)	(0.9)
Impact of excluding unrealized gains (losses) on securities and derivatives	3.7	4.0
Impact of excluding pension liability adjustment	(0.1)	(0.1)
Impact of excluding AOCI	2.8	3.0
U.S. GAAP ROE - less AOCI	14.3	15.0
Differences between adjusted earnings and net earnings [3]	2.1	0.5
Adjusted ROE - reported	16.4	15.6
Less: Impact of foreign currency [4]	0.1	N/A
Adjusted ROE, excluding impact of foreign currency	16.3	15.6

[1]	Amounts presented may not foot due to rounding.

[2]	U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.

[3]	See separate reconciliation of net income to adjusted earnings.

[4]
Impact of foreign currency is calculated by restating all foreign currency components of the income statement to the weighted average foreign currency exchange rate for the comparable prior year period. The impact is the difference of the restated adjusted earnings compared to reported adjusted earnings. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE [1]
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

SIX MONTHS ENDED JUNE 30,	2020	2019
Net earnings - U.S. GAAP ROE [2]	9.4%	13.5%
Impact of excluding unrealized foreign currency translation gains (losses)	(0.6)	(1.0)
Impact of excluding unrealized gains (losses) on securities and derivatives	3.6	3.9
Impact of excluding pension liability adjustment	(0.1)	(0.1)
Impact of excluding AOCI	2.8	2.7
U.S. GAAP ROE - less AOCI	12.2	16.2
Differences between adjusted earnings and net earnings [3]	3.8	(0.5)
Adjusted ROE - reported	16.0	15.7
Less: Impact of foreign currency [4]	0.1	N/A
Adjusted ROE, excluding impact of foreign currency	15.9	15.7

[1]	Amounts presented may not foot due to rounding.

[2]	U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.

[3]	See separate reconciliation of net income to adjusted earnings.

[4]
Impact of foreign currency is calculated by restating all foreign currency components of the income statement to the weighted average foreign currency exchange rate for the comparable prior year period. The impact is the difference of the restated adjusted earnings compared to reported adjusted earnings. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

THREE MONTHS ENDED JUNE 30, 2020	Including Currency Changes	Excluding Currency Changes[2]
Net premium income [3]	(0.4)%	(1.8)%
Net investment income [4]	2.9	2.1
Total benefits and expenses	(1.4)	(2.9)
Adjusted earnings	8.9	8.3
Adjusted earnings per diluted share	13.3	12.4

[1]	Refer to previously defined adjusted earnings and adjusted earnings per diluted share.

[2]
Amounts excluding currency changes were determined using the same foreign currency exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.

[3]	Net of reinsurance

[4]	Less amortized hedge costs/income on foreign investments

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2020	Including Currency Changes	Excluding Currency Changes[2]
Net premium income [3]	(0.3)%	(1.4)%
Net investment income [4]	4.0	3.4
Total benefits and expenses	(0.6)	(1.7)
Adjusted earnings	6.4	5.5
Adjusted earnings per diluted share	10.7	9.8

[1]	Refer to previously defined adjusted earnings and adjusted earnings per diluted share.

[2]
Amounts excluding currency changes were determined using the same foreign currency exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.

[3]	Net of reinsurance

[4]	Less amortized hedge costs/income on foreign investments

FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. The company desires to take advantage of these provisions. This document contains cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by company officials in communications with the financial community and contained in documents filed with the Securities and Exchange Commission (SEC). Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as “expect,” “anticipate,” “believe,” “goal,” “objective,” “may,” “should,” “estimate,” “intends,” “projects,” “will,” “assumes,” “potential,” “target,” "outlook" or similar words as well as specific projections of future results, generally qualify as forward-looking. Aflac undertakes no obligation to update such forward-looking statements.

The company cautions readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements:

•	the effects of COVID-19 and any resulting economic effects and government interventions on the Company’s business and financial results

•	ability to attract and retain qualified sales associates, brokers, employees, and distribution partners

•	events related to the Japan Post investigation and other matters

•	competitive environment and ability to anticipate and respond to market trends

•	deviations in actual experience from pricing and reserving assumptions

•	ability to continue to develop and implement improvements in information technology systems

•	defaults and credit downgrades of investments

•	exposure to significant interest rate risk

•	concentration of business in Japan

•	limited availability of acceptable yen-denominated investments

•	failure to comply with restrictions on policyholder privacy and information security

•	interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality or privacy of sensitive data residing on such systems

•
catastrophic events including, but not necessarily limited to, epidemics, pandemics, tornadoes, hurricanes, earthquakes, tsunamis, war or other military action, terrorism or other acts of violence, and damage incidental to such events

•	difficult conditions in global capital markets and the economy

•	ability to protect the Aflac brand and the Company's reputation

•	extensive regulation and changes in law or regulation by governmental authorities

•	foreign currency fluctuations in the yen/dollar exchange rate

•	tax rates applicable to the Company may change

•	decline in creditworthiness of other financial institutions

•	significant valuation judgments in determination of amount of impairments taken on the Company's investments

•	U.S. tax audit risk related to conversion of the Japan branch to a subsidiary

•	subsidiaries' ability to pay dividends to the Parent Company

•	decreases in the Company's financial strength or debt ratings

•	inherent limitations to risk management policies and procedures

•	concentration of the Company's investments in any particular single-issuer or sector

•	differing judgments applied to investment valuations

•	ability to effectively manage key executive succession

•	changes in accounting standards

•	level and outcome of litigation

•	allegations or determinations of worker misclassification in the United States

Analyst and investor contact - David A. Young, 706.596.3264 or 800.235.2667 or dyoung@aflac.com

Media contact - Catherine H. Blades, 706.596.3014; FAX: 706.320.2288 or cblades@aflac.com